SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 6, 1997

             Morton's Restaurant Group, Inc.
       (Exact Name of Registrant as Specified in Charter)


        Delaware                 1-12692            13-3490-149
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)


       3333 New Hyde Park Road, New Hyde Park, New York  11042
      (Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code:(516) 627-1515


  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

          Morton's Restaurant Group, Inc. (the "Company") and Peasant Holding Corp. ("Peasant"), a majority owned subsidiary of the Company, have consummated the sale (i) to MRI Acquisition Corporation ("MRIAC") of 80.1% of the outstanding shares of common stock of Mick's Restaurants, Inc. ("MRI"), pursuant to a Stock Purchase Agreement with MRIAC dated as of December 31, 1996, and (ii) to PRI Acquisition Corporation ("PRIAC") of 80.1% of the outstanding shares of common stock of The Peasant Restaurants, Inc. ("PRI"), pursuant to a Stock Purchase Agreement with PRIAC dated as of December 31, 1996, for an aggregate of $6.8 million, consisting of $4.3 million in cash and $2.5 million in the form of two unsecured promissory notes. The Company has retained a 19.9% interest in MRI and PRI.

          The complete text of the press release issued by the Company with respect to such transactions is attached as an exhibit hereto and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (c) Exhibits:

          99.1.   Press Release, dated February 6, 1997

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          MORTON'S RESTAURANT GROUP, INC.



Dated:  February 7, 1997              By:  /s/ Thomas J. Baldwin
                                           Thomas J. Baldwin
                                           Executive Vice President and
                                           Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
  No.               Description of Exhibits


99.1 Press Release, dated February 6, 1997, by Morton's Restaurant Group, Inc.